Exhibit 10.1
Second Amendment
To
Amended And Restated
Receivables Sale Agreement
     This Second Amendment (the “Amendment”), dated as of December 20, 2006, is entered into among Swift Receivables Corporation (the “Seller”), Swift Transportation Corporation (the “Collection Agent”), Amsterdam Funding Corporation (“Amsterdam”) as a Conduit Purchaser, Three Pillars Funding LLC (“Three Pillars”), as a Conduit Purchaser, ABN AMRO Bank N.V., as agent for Amsterdam and the Purchasers (the “Agent”), SunTrust Capital Markets, as the Three Pillars Purchaser Agent, the other Purchaser Agents from time to time party hereto, the related bank purchasers from time to time party hereto and the other conduit purchasers from time to time party hereto;
Witnesseth:
     Whereas, the Seller, Collection Agent, Amsterdam, Three Pillars, the Three Pillars Purchaser Agent and Agent have heretofore executed and delivered an Amended and Restated Receivables Sale Agreement dated as of December 21, 2005 (as amended, supplemented or otherwise modified through the date hereof, the “Sale Agreement”); and
     Whereas, the parties hereto desire to amend the Sale Agreement as provided herein;
     Now, Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Sale Agreement shall be and is hereby amended as follows:
     Section 1. Clause (d) of the defined term “Termination Date” appearing in Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:
(d)	December 19, 2007.
     Section 2. Clause (i) of the defined term “Termination Event” appearing in Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:
(i)	a Change of Control has occurred; or
     Section 3. The following defined term is hereby added to Schedule I to the Sale Agreement in the correct alphabetical order as follows:
     “Change of Control” shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Parent to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) (A) any Person (other than Jerry Moyes, his lineal descendents, and/or any trust established by Jerry Moyes) acquires ownership, directly or indirectly, beneficially or of record, of 30% or more of the outstanding shares of the voting stock of the Parent or (B) any Person owns, directly or indirectly, beneficially or of record, 50% or more of the outstanding shares of the voting stock of the Parent, (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (x) nominated by the current board of directors or (y) appointed by directors so nominated, or (iv) the failure of the Parent, at any time and for any reason, to own, directly or indirectly, 100% of the capital stock or other equity interests of the Collection Agent or the Seller.
     Section 4. This Amendment shall become effective on the date that each of the following shall have been satisfied (i) the Agent shall have received counterparts hereof executed by the Seller, the Collection Agent, each Purchaser and the Agent, (ii) Swift Transportation Co., Inc. shall have executed and delivered to the Agent the acknowledgment and consent in the form set forth below and (iii) each Purchaser Agent shall have received payment of a renewal fee in an amount equal to the product of 0.05% and the Purchase Limit of its respective Purchaser Group.
     Section 5. To induce the Agent and the Purchasers to enter into this Amendment, the Seller and Collection Agent represent and warrant to the Agent and the Purchasers that: (a) the representations and warranties contained in the Transaction Documents, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Potential Termination Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each of the Seller and the Collection Agent, and the Sale Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller and the Collection Agent, enforceable against the Seller and the Collection Agent in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller or the Collection Agent of this Amendment or the performance by the Seller or the Collection Agent of the Sale Agreement, as amended by this Amendment, or any other Transaction Document to which they are a party.
     Section 6. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
     Section 7. Except as specifically provided above, the Sale Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or any Purchaser under the Sale Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. All defined terms used herein and not defined herein shall have the same meaning herein as in the Sale Agreement. The Seller agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Agent and each Purchaser Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.
     Section 8. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of Illinois.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

ABN AMRO Bank N.V., as the Agent, as the Related Bank Purchaser for Amsterdam and as the Amsterdam Purchaser Agent

By:

Title:

By:

Title:

Amsterdam Funding Corporation

By:

Title:

SunTrust Capital Markets, as the Three Pillars Purchaser Agent

By:

Title:

Three Pillars Funding LLC

By:

Title:

Swift Receivables Corporation

By:

Title:

Swift Transportation Corporation

By:

Title:

Guarantor’s Acknowledgment and Consent
     The undersigned, Swift Transportation Co., Inc., has heretofore executed and delivered the Amended and Restated Limited Guaranty dated as of December 21, 2005 (the “Guaranty”) and hereby consents to the First Amendment to the Sale Agreement as set forth above and confirms that the Guaranty and all of the undersigned’s obligations thereunder remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Sale Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty referred to above.

Swift Transportation Co., Inc.

By:

Title: